Central Pacific Financial Corp.
Power of Attorney

(To execute Forms 3, 4 and 5 of the United States Securities and
Exchange Commission for the purposes of reporting pursuant to and under Section 16(a) of the Securities and Exchange Act of 1934 and related Rule 16a-3 and other related Rules and Regulations of the United States Securities and Exchange Commission.)

The undersigned hereby constitutes and appoints, effective as of the date of the undersigned?s signature below, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel &
Corporate Secretary, the Assistant Controller, and Hollie A. Amano (executive assistant to the Chief Financial Officer), of Central Pacific Financial Corp., who may be appointed to and occupy such offices from time to time, the undersigned?s true and lawful attorneys-in-fact to do the following:

A.	To execute for and on behalf of the undersigned, Forms 3, 4 and 5 of the United States Securities and Exchange Commission for the purposes of reporting pursuant to and under Section 16(a) of the Securities and Exchange Act of 1934 and related Rule 16a-3 and other related Rules and Regulations of the United State Securities and Exchange Commission.

B.	To do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 and 5 and the timely filing of any such Form with the United States Securities and Exchange Commission and any other authority.

C.	To take any other action of any type whatsoever in connection with the foregoing which, in the opinion and/or judgment of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

D.	To do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

Each attorney-in-fact hereunder shall have full power and authority under this Power of Attorney, and all acts authorized to be taken by the attorneys-in-fact hereunder may be taken by any one attorney-in-fact.

The undersigned acknowledges that Central Pacific Financial Corp. and the attorneys-in-fact who are serving hereunder for the benefit of the undersigned, are not assuming any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any other securities laws, rules or regulations that the undersigned is required to comply with.

/s/ Earl E. Fry					4/29/05

State of California
County of San Mateo

On April 29, 2005 before me, Yvonne R. Tocco, Notary Public personally appeared Earl E. Fry personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

/s/ Yvonne R. Tocco